Filed Pursuant to Rule 424(b)(3)

SEC File No. 333-186732

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

ARTEC CONSULTING CORP.

5,000,000 SHARES OF COMMON STOCK

$0.02 PER SHARE

This is the initial offering of common stock of Artec Consulting Corp. and no public market currently exists for the securities being offered.  We are offering for sale a total of 5,000,000 shares of common stock at a fixed price of $0.02 per share. We estimate our total offering registration costs to be approximately $8,000. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Elizaveta Padaletc, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell.  Ms. Padaletc will sell all the shares registered herein.  In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.  The shares will be offered at a fixed price of $0.02 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Anticipated Proceeds to Company

	If 25% shares are sold	If 50% shares are sold	If 75% shares are sold	If 100% shares are sold
Gross proceeds	$25,000	$50,000	$75,000	$100,000
Offering expenses	$8,000	$8,000	$8,000	$8,000
Net proceeds	$17,000	$42,000	$67,000	$92,000

Artec Consulting Corp. is a development stage company and has recently started its operation.  To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Artec Consulting Corp. is not a Blank Check company. We have no any plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

We are currently considered a “shell company” within the meaning of Rule 12b-2 under the Exchange Act, in that we currently have nominal operations and nominal assets other than cash.  Accordingly, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations. For us to cease being a “shell company” we must have more than nominal operations and more than nominal assets or assets which do not consist solely of cash or cash equivalents.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 7 THROUGH 14 BEFORE BUYING ANY SHARES OF ARTEC CONSULTING CORP.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED APRIL12, 2013

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	3
RISK FACTORS	5
FORWARD-LOOKING STATEMENTS	12
USE OF PROCEEDS	12
DETERMINATION OF OFFERING PRICE	13
DILUTION	13
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	14
DESCRIPTION OF BUSINESS	19
LEGAL PROCEEDINGS	23
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	24
EXECUTIVE COMPENSATION	25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	26
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26
PLAN OF DISTRIBUTION	27
DESCRIPTION OF SECURITIES	28
INDEMNIFICATION	29
INTERESTS OF NAMED EXPERTS AND COUNSEL	30
EXPERTS	30
AVAILABLE INFORMATION	30
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	30
INDEX TO THE FINANCIAL STATEMENTS	30

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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ROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “ARTEC CONSULTING CORP.” REFERS TO ARTEC CONSULTING CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

ARTEC CONSULTING CORP.

We are a development stage company and intend to commence operations in the business of distribution of crystal white glass floor tile. We plan to conduct our proposed business and locate our prospective customers in Europe. Artec Consulting Corp. was incorporated in Nevada on August 6, 2012. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $35,000 for the next twelve months as described in our Plan of Operations. We expect our operations to begin to generate revenues during months 8-12 after completion of this offering. However, there is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

Being a development stage company, we have very limited operating history. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Allmandring str. 22d - 31, Stuttgart, Germany 70569. Our phone number is (702) 879-4245.

From inception until the date of this filing, we have had limited operating activities.  Our financial statements from inception (August 6, 2012) through January 31, 2013, reports no revenues and a net loss of $3,041.  Our independent registered public accounting firm has issued an audit opinion for Artec Consulting Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have developed our business plan and entered into a Marketing and Sales Distribution Agreement with Guangdong Stone Trading Co., Ltd on January 4, 2013.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Proceeds from this offering are required for us to proceed with your business plan over the next twelve months. We require minimum funding of approximately $35,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $35,000, our business may fail. We do not anticipate earning revenues until we enter into commercial operation.  Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

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THE OFFERING

The Issuer:	ARTEC CONSULTING CORP.
Securities Being Offered:	5,000,000 shares of common stock.
Price Per Share:	$0.02
Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	$100,000
Securities Issued and Outstanding:

There are 7,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Elizaveta Padaletc.

If we are successful at selling all the shares in this offering, we will have 12,000,000 shares issued and outstanding.

Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $8,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from August 6, 2012 (Inception) to January 31, 2013.

Financial Summary	January 31, 2013 ($) (Audited)
Cash and Deposits	4,073
Total Assets	4,073
Total Liabilities	114
Total Stockholder’s Equity	3,959

Statement of Operations	Accumulated From August 6, 2012 (Inception) to January 31, 2013 ($) (Audited)
Total Expenses	3,041
Net Loss for the Period	(3,041)
Net Loss per Share	-

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RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

OUR INDEPENDENT AUDITOR HAS ISSUED A GOING CONCERN OPINION; OUR ABILITY TO CONTINUE IS DEPENDENT ON OUR ABILITY TO RAISE ADDITIONAL CAPITAL AND OUR OPERATIONS COULD BE CURTAILED IF WE ARE UNABLE TO OBTAIN REQUIRED ADDITIONAL FUNDING WHEN NEEDED.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period August 6, 2012 (date of inception) through January 31, 2013 we had a net loss of $3,041. As of January 31, 2013, the Company has not emerged from the development stage. Our independent auditor has expressed substantial doubt about our ability to continue as a going concern. In view of these matters, recoverability of any asset amounts shown in the accompanying financial statements is dependent upon our ability to begin operations and to achieve a level of profitability.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations in distribution of crystal white glass floor tile. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of January 31, 2013, we had cash in the amount of $4,073 and liabilities of $114. As of this date, we have no income and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

We require minimum funding of approximately $35,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Elizaveta Padaletc, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Ms. Padaletc has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

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WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on August 6, 2012 and to date have been involved primarily in organizational activities.  We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE NO CUSTOMERS AND WE CANNOT GUARANTEE WE WILL EVER HAVE ANY CUSTOMERS. EVEN IF WE OBTAIN CUSTOMERS, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO GENERATE A PROFIT.  IF THAT OCCURS WE WILL HAVE TO CEASE OPERATIONS.

We plan that our revenue will come from the distribution and sale of crystal white glass floor tile; therefore we need to attract enough customers to buy our product. We have not identified any customers and we cannot guarantee that we will ever have any customers.  Even if we obtain customers for our product, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

THE FLOOR TILE DISTRIBUTION MARKET IS FRAGMENTED AND COMPETITIVE AND WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH OUR EXISTING COMPETITORS OR NEW ENTRANTS INTO THE MARKETS WE SERVE.

The floor tile distribution market is fragmented and competitive. Our competition varies by product line, customer classification and geographic market. The principal competitive factors in our industry are quality of product, pricing, service and delivery capabilities and availability of product.  We will compete with many local, regional and national tile distributors and dealers.  In addition, some crystal white glass tile suppliers might sell and distribute their products directly to our customers, and the volume of such direct sales could increase in the future. Additionally, distributors of products similar to those distributed by us, such as distributors of natural stone tile and porcelain tile, may elect to sell and distribute to our customers in the future or enter into exclusive supplier arrangements with other distributors. Most of our competitors have greater financial resources and may be able to withstand sales or price decreases more effectively than we can.  We also expect to continue to face competition from new market entrants.  We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

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CHANGES IN ECONOMIC CONDITIONS THAT IMPACT CONSUMER SPENDING COULD HARM OUR BUSINESS.

Our financial performance is sensitive to changes in overall economic conditions that impact consumer spending. We are most impacted by changes in the demand for new homes and commercial real estate as well as renovations and in general economic conditions that impact the level of home and office improvements. Future economic conditions affecting consumer income such as employment levels, business conditions, interest rates, and tax rates could reduce consumer spending or cause consumers to shift their spending to other tile products. A general reduction in the level of consumer spending or shifts in consumer spending to other products could have a material adverse effect on our growth, sales and profitability.

BECAUSE OUR PRINCIPAL ASSETS ARE LOCATED OUTSIDE OF THE UNITED STATES AND ELIZAVETA PADALETC, OUR SOLE DIRECTOR AND OFFICER, RESIDES OUTSIDE OF THE UNITED STATES, IT MAY BE DIFFICULT FOR AN INVESTOR TO ENFORCE ANY RIGHT BASED ON U.S. FEDERAL SECURITIES LAWS AGAINST US AND/OR MS. PADALETC, OR TO ENFORCE A JUDGMENT RENDERED BY A UNITED STATES COURT AGAINST US OR MS. PADALETC.

Our principal operations and assets are located outside of the United States, and Elizaveta Padaletc, our sole officer and director is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Ms. Padaletc in the United States, and it may be difficult to enforce any judgment rendered against Ms. Padaletc. As a result, it may be difficult or impossible for an investor to bring an action against Ms. Padaletc, in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise.  Even if an investor is successful in bringing an action of this kind, the laws of Federal Republic of Germany may render that investor unable to enforce a judgment against the assets of Ms. Padaletc. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

BECAUSE WE WILL DISTRIBUTE OUR PRODUCTS FROM OVERSEAS, A DISRUPTION IN THE DELIVERY OF EXPORTED PRODUCTS MAY HAVE A GREATER EFFECT ON US THAN ON OUR COMPETITORS.

We will export our product from China.  Because we export our product and deliver it directly to our customers, we believe that disruptions in shipping deliveries may have a greater effect on us than on competitors who manufacture and/or warehouse products in Europe.  Deliveries of our products may be disrupted through factors such as:

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raw material shortages, work stoppages, strikes and political unrest;

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fuel price increases;

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problems with ocean shipping, including work stoppages and shipping;

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container shortages;

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increased inspections of import shipments or other factors causing delays in shipments; and

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economic crises, international disputes and wars.

Some of our competitors warehouse products they import from overseas, which allows them to continue delivering their products for the near term, despite overseas shipping disruptions. If our competitors are able to deliver products when we cannot, our reputation may be damaged and we may lose customers to our competitors.

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ALL OF OUR PRODUCT PURCHASES WILL BE MADE FROM ONE SUPPLIER. IF THAT SUPPLIER DECREASED OR TERMINATED ITS RELATIONSHIP WITH US OUR BUSINESS WOULD LIKELY FAIL IF WE ARE UNABLE TO FIND A SUBSTITUTE FOR THAT COMPANY.

As a result of being totally dependent on a single wholesale supplier located in China, we may be subject to certain risks, including changes in regulatory requirements, tariffs and other barriers, increased pressure, timing and availability of export licenses, foreign currency exchange fluctuations, the burden of complying with a variety of foreign laws and treaties, and uncertainties relative to regional, political and economic circumstances. Initially, we plan to purchase substantially all of our products Marketing and Sales Distribution Agreement with Guangdong Stone Trading Co., Ltd, a private Chinese company. If this company decreased, modified or terminated its association with us for any other reason, we would suffer an interruption in our business unless and until we found a substitute for that supplier.  If we were unable to find a substitute for that supplier, our business would likely fail.  We cannot predict what the likelihood would be of finding an acceptable substitute supplier.

PRICE COMPETITION COULD NEGATIVELY AFFECT OUR GROSS MARGINS.

Price competition could negatively affect our operating results.  To respond to competitive pricing pressures, we will have to offer our products at lower prices in order to retain or gain market share and customers.  If our competitors offer discounts on products in the future, we will need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 58.33% OR MORE OF OUR OUTSTANDING COMMON STOCK, IF ALL THE SHARES BEING OFFERED ARE SOLD, SHE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum offering shares will be sold, Ms. Padaletc, our sole officer and director, will own 58.33 % of the outstanding shares of our common stock. Accordingly, she will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Ms. Padaletc may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

WE DEPEND TO A SIGNIFICANT EXTENT ON CERTAIN KEY PERSON, THE LOSS OF WHOM MAY MATERIALLY AND ADVERSELY AFFECT OUR COMPANY.

Currently, we have only one employee who is also our sole officer and director. We depend entirely on Elizaveta Padaletc for all of our operations. The loss of Ms. Padaletc would have a substantial negative effect on our company and may cause our business to fail. Ms. Padaletc has not been compensated for her services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Ms. Padaletc’s services could prevent us from completing the development of our plan of operation and our business.  In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with her or acquiring key man insurance in the foreseeable future.

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BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS.  THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Elizaveta Padaletc, our sole officer and director will only be devoting limited time to our operations.  She will be devoting approximately 20 hours a week to our operations. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Elizaveta Padaletc, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

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have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

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comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

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disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

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We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS ASSOCIATED WITH THIS OFFERING

OUR PRESIDENT, MS. PADALETC DOES NOT HAVE ANY PRIOR EXPERIENCE OFFERING AND SELLING SECURITIES , AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Ms. Padaletc does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on August 6, 2012 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that she will be able to sell any of the shares. Unless she is successful in receiving the proceeds in the amount of $35,000 from this offering, we may have to seek alternative financing to implement our business plan.

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THE REGULATION OF PENNY STOCKS BY THE SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Artec Consulting Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from Elizaveta Padaletc, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. Ms. Padaletc’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

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THE COMPANY'S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $.001 per share, of which 7,000,000 shares are currently issued and outstanding. If we sell the 5,000,000 shares being offered in this offering, we would have 12,000,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH AND CONDITIONS UNDER WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

BECAUSE WE ARE A “SHELL COMPANY”, THE HOLDERS OF OUR RESTRICTED SECURITIES WILL NOT BE ABLE TO SELL THEIR SECURITIES IN RELIANCE ON RULE 144, UNTIL WE CEASE BEING A “SHELL COMPANY”.

We are a “shell company” as that term is defined by the applicable federal securities laws.  Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a “shell company”.  Applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities can not sell those securities in reliance on Rule 144.  As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule).  For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated.

Gross proceeds	$25,000	$50,000	$75,000	$100,000
Offering expenses	$8,000	$8,000	$8,000	$8,000
Net proceeds	$17,000	$42,000	$67,000	$92,000
Establishing an office	$1,500	$1,500	$2,000	$3,000
Website development	$3,000	$3,000	$4,000	$5,000
Salary to employees	$-	$12,000	$18,000	$36,000
Marketing and advertising	$2,500	$14,000	$30,000	$34,000
SEC reporting and compliance	$10,000	$10,000	$10,000	$10,000
Miscellaneous expenses	$-	$1,500	$3,000	$4,000

The above figures represent only estimated costs. The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Elizaveta Padaletc, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Ms. Padaletc’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Ms. Padaletc will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Padaletc. Ms. Padaletc will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

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DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of January 31, 2013 was $3,959 or approximately $0.0006 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of January 31, 2013.

The following table sets forth as of January 31, 2013, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.02 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	0.02	0.02	0.02	0.02
Post offering net tangible book value	20,959	45,959	70,959	95,959
Post offering net tangible book value per share	0.0025	0. 0048	0. 0066	0. 008
Pre-offering net tangible book value per share	0.0006	0.0006	0.0006	0.0006
Increase (Decrease) in net tangible book value per share after offering	0.0019	0. 0042	0. 006	0. 0074
Dilution per share	0.0175	0.0152	0.0134	0.012
% dilution	87.5%	76%	67%	60%
Capital contribution by purchasers of shares	$25,000	$50,000	$ 75,000	$100,000
Capital Contribution by existing stockholders	$7,000	$ 7,000	$ 7,000	$ 7,000
Percentage capital contributions by purchasers of shares	78.13%	87.72%	91.46%	93.46%
Percentage capital contributions by existing stockholders	21.87%	12.28%	8.54%	6.54%
Gross offering proceeds	$25,000	$50,000	$75,000	$100,000
Anticipated net offering proceeds	$17,000	$42,000	$67,000	$92,000
Number of shares after offering held by public investors	1,250,000	2,500,000	3,750,000	5,000,000
Total shares issued and outstanding	8,250,000	9,500,000	10,750,000	12,000,000
Purchasers of shares percentage of ownership after offering	15.15%	26.32%	34.88%	41.67%
Existing stockholders percentage of ownership after offering	84.85%	73.68%	65.12%	58.33%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our cash balance is $4,073 as of January 31, 2013.  We believe our cash balance is not sufficient to fund our operations for any period of time.  We have been utilizing and may utilize funds from Elizaveta Padaletc, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees.  As of January 31, 2013, Ms. Padaletc advanced us $114. Ms. Padaletc, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to implement our plan of operations for the next twelve month period, we require a minimum of $35,000 of funding from this offering. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. The company has no current plans to merge with another operating company. Our principal executive offices are located at Allmandring str. 22d - 31, Stuttgart, Germany 70569. Our phone number is (702) 879-4245.

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We are a development stage company and have generated no revenue to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing.  If we do not generate any revenue we may need a minimum of $10,000 of additional funding at the end of the twelve month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $100,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

We were incorporated in the State of Nevada on August 6, 2012.  We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a development stage company that has not generated any revenue and just recently started our operations. If we are unable to successfully find customers who will by our crystal white glass floor tile from us, we may quickly use up the proceeds from this offering.

Our business is the distribution of crystal white glass floor tile in Europe. This material can be used in any residential, commercial indoor and outdoor surfacing applications, generally for flooring. We have not generated any revenues and our principal business activities to date consist of creating a business plan and entering into a Marketing and Sales Distribution Agreement with Marketing and Sales Distribution Agreement with Guangdong Stone Trading Co., Ltd, a private Chinese company, on January 4, 2013, which is an established distributor of crystallized glass tile. The prices to be paid by us under the Agreement are fixed and can be changed only with a supplemental written agreement between Guangdong Stone Trading Co., Ltd. and us. Our customers will be asked to pay us 30% in advance and pay the remaining amount due within 3 days after the product is loaded and has departed a sea port. Customers will have two options to pay for products: by wire transfer or by sending a check/money order. If customer decides to pay by check/money order, then we will apply a certain amount of days before shipping to have the check/money order cleared. Customers will be responsible to cover the shipping costs. The orders will be shipped to the customers depending on customers’ requests.  Customers will be responsible for the custom duties, taxes or any other additional charges that might incur. All shipments will be 100% insured for the value of the shipping, insurance cost will be customers’ responsibility.

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We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to sell our crystallized glass tile in Europe. Our plan of operations is as follows:

Complete our public offering

We expect to complete our public offering within 240 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period.  Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our services. Our plan of operations following the completion is as follows:

Establish our Office

Time Frame: 1st- 3rd months.

Material costs: minimum $1,500.

Upon completion of the offering we plan to set up an office in Stuttgart, Germany and acquire the necessary equipment to continue operations. We plan to purchase office equipment such as PC, telephones, fax, office supplies and furniture. Our sole officer and director, Elizaveta Padaletc will take care of our initial administrative duties. We believe that it will cost at least $1,500 to set up office and obtain the necessary equipment and stationery to continue operations. If we sell 75% of the shares offered we will buy better equipment with advanced features that will cost us approximately $500 more. In this case, set up costs will be approximately $2,000. In the event we sell all of the shares offered we will buy additional and more advanced equipment that will help us in everyday operations; therefore the office set up cots will be approximately $3,000.

Develop Our Website

Time Frame: 3rd-6th months.

Material costs: $3,000-$5,000.

When our office is set up, we intend to begin developing our website. Our sole officer and director, Elizaveta Padaletc will be in charge of registering our web domain. As of the date of this prospectus we have not yet identified or registered any domain names for our website. Once we register our web domain, we plan to hire a web designer to help us with the design and develop our website. We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be approximately $3,000. If we 75% of the shares offered and all of the shares offered we will develop more sophisticated and well-designed web site, therefore developing cost will be $4,000 and $5,000 accordingly. Updating and improving our website will continue throughout the lifetime of our operations.

Negotiate agreements with potential wholesale customers

Time Frame: 6th-12th months.

No material costs.

Once our website is operational, we will contact and start negotiation with potential customers. We will negotiate terms and conditions of collaboration. At the beginning, we plan to focus primarily on local flooring distributors and specialized home building and restoration stores. Then we plan to expand our target market to contactors, homebuilder and developers. This activity will be ongoing throughout our operations. Even though the negotiation with potential wholesale customers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations.

In the future, when/if we have available resources, operating history and experience, we plan to contact larger chain stores that sell various types of building materials. However, we anticipate encountering many market barriers in becoming a distributor to large established chain stores. Our competitors have gained customer loyalty and brand identification through their long-standing advertising and customer service efforts. This creates a barrier to market entry by forcing us to spend time and money to differentiate our product in the marketplace and overcome these loyalties. The large chain stores may require capital investments in inventories. They also may have exclusive agreements with key distributors for the similar products. Considering our lack of operating history and experience in being a distributor of crystal white glass floor tile, we may never become a distributor to large established chain stores.

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Commence Marketing Campaign

Time Frame: 6th - 12th months.

Material costs: $2,500-$34,000.

At the same time as we start negotiation process with potential customers and our website is operational, we will begin to market our product. We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We also plan to attend trade shows in construction industry to showcase our product with a view to find new customers. We believe that we should begin to see results from our marketing campaign within 120 days from its initiation. We also will use internet promotion tools on Facebook and Twitter to advertise our products and company.  We intend to spend from $2,500-$34,000 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

Even if we are able to obtain sufficient number of service agreements at the end of the twelve month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Hire a Salesperson

Time Frame: 8th-12th months.

Material costs: $12,000-36,000.

If we raise at least $35,000 in this offering, we intend to hire one salesperson with good knowledge and broad connections in the building material distribution and construction industry to introduce our products. The salesperson’s job would be to find new potential purchasers, and to set up agreements with wholesale customers to buy our crystallized glass tile. If we sell 100% shares in this offering we will hire two sales persons. The negotiation of additional agreements with potential customers will be ongoing during the life of our operations.

In summary, during 1st-6th month we should have established our office and developed our website. After this point we should be ready to start more significant operations and start selling our services. During months 6-12 we will be developing our marketing campaign. There is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

Elizaveta Padaletc, our president will be devoting approximately twenty hours per week to our operations. Once we expand operations, and are able to attract more and more customers to use our services, Ms. Padaletc has agreed to commit more time as required. Because Ms. Padaletc will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Estimated Expenses for the Next Twelve Month Period

      The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees
SEC reporting and compliance Establishing an office Website development Marketing and advertising Salary to employees Other expenses	$10,000 $1,500 $3,000 $2,500 - -	$10,000 $1,500 $3,000 $14,000 $12,000 $1,500	$10,000 $2,000 $4,000 $30,000 $18,000 $3,000	$10,000 $3,000 $5,000 $34,000 $36,000 $4,000
Total	17,000	$42,000	$67,000	$92,000

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If we sell 25% shares in this offering our cash reserves will be not sufficient to meet our obligations for the next twelve-month period.  We anticipate that the minimum additional capital necessary to fund our planned operations in this case for the 12-month period will be approximately $10,000 and will be needed for general administrative expenses, business development, marketing costs and costs associated with being a publicly reporting company. As a result, we will need to seek additional funding in the near future. The most likely source of this additional capital is through the sale of additional shares of common stock or advances from our sole officer and director. Elizaveta Padaletc, our sole officer and director, has agreed to loan the Company funds to meet our obligations and complete our 12-months business plan. However, Ms. Padaletc has no firm commitment, arrangement or legal obligation to advance or loan funds to the Company.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on August 6, 2012 to January 31, 2013

During the period we incorporated the company, prepared a business plan and executed a Marketing and Sales Distribution Agreement with Guangdong Stone Trading Co., Ltd dated January 4, 2013. Our loss since inception is $3,041. We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

Since inception, we have sold 7,000,000 shares of common stock to our sole officer and director for net proceeds of $7,000.

 LIQUIDITY AND CAPITAL RESOURCES

As of January 31, 2013, the Company had $4,073 cash and our liabilities were $114, comprising $114 owed to Elizaveta Padaletc, our sole officer and director. Significant amounts of the Company’s cash and current assets will be located offshore. The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $35,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC.

Since inception, we have sold 7,000,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $7,000.

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We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Elizaveta Padaletc, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process if offering proceeds are less than registration costs. However, Ms. Padaletc has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Ms. Padaletc’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. To proceed with our operations within 12 months, we need a minimum of $35,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to raise at least $35,000 under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

DESCRIPTION OF BUSINESS

General

Artec Consulting Corp. was incorporated in the State of Nevada on August 6, 2012 and established a fiscal year end of January 31. We do not have revenues, have minimal assets and have incurred losses since inception. We are a development-stage company formed to commence operations in the business of distribution of crystal white glass floor tile.  We have recently started our operation. As of today, we have developed our business plan, and executed a executed a Marketing and Sales Distribution Agreement with Guangdong Stone Trading Co., Ltd, dated January 4, 2013. We maintain our statutory registered agent's office at 2360 Corporate Circle, Suite 400, Henderson, Nevada 89074. Our business office is located at Allmandring str. 22d - 31, Stuttgart, Germany 70569. Our telephone number is (702) 879-4245.

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We need proceeds from this offering to start our 12 months plan of operation. Our plan of operation is forward-looking and there is no assurance that we will ever begin operations. The total estimated amount of funds required to develop our business is $35,000. We need funds for offering costs, general administrative expenses, business development, marketing costs, support materials and costs associated with being a publicly reporting company.  We are a development stage company and have not earned any revenue from operations to date. It is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding.

Our product is used principally in new developments, commercial and residential construction and in home improvement, remodeling and repair work. A success of our business plan will depend on the level of the new construction and the retail sales market. A downturn of commercial and residential new developments as well as a decrease in home improvement activity can adversely affect our intended business.

We plan to distribute our crystal white glass floor tile in the European market to wholesale customers. At the beginning we intend to distribute our product In Germany. We believe that there is a demand for crystal white glass floor tile because this is a new product for the German market which was recently introduced to the market. Because of its true white color and its quality, we believe it will become a popular building material. We believe that recent increase in new constrictions of residential and non-residential building in Germany (according to The Federal Ministry of Transport, Building and Urban Development) will support our expectation. However, there is no guarantee that crystal white glass floor tile will become a popular building material.

We plan to fill placed orders and to supply the products within a period of thirty days (30) days or less following receipt of any written order. We do not intend to offer any credit terms relating to order payments. Our customers will be asked to pay us 30% in advance and pay the remaining amount due within 3 days after the product is loaded and has departed a sea port. Customers will have two options to pay for products: by wire transfer or by sending a check/money order. If customer decides to pay by check/money order, then we will apply a certain amount of days before shipping to have the check/money order cleared. Customers will be responsible to cover the shipping costs. Since we anticipate having a 30-day period to process/fill orders, we do not plan to purchase inventory in advance, but rather on request basis. We do not intend to store inventory for any period of time. The orders will be shipped to the customers depending on customers’ requests. Customers will be responsible for the custom duties, taxes or any other additional charges that might incur. All shipments will be 100% insured for the value of the shipping, and the insurance cost for risk of damage or loss will be customers’ responsibility.

Product Overview

Crystal white glass is a synthetic building material which consists of natural stone powder and crushed glass melted during 24 hours at the high temperature of 1500 degrees Celsius. The result is a tile that is nearly identical to pure white marble, with other benefits such as being as hard as granite and never requiring any sealing. Therefore, crystal white glass tile can be used in any residential, commercial indoor and outdoor surfacing applications. We determined to distribute crystal white glass floor tile, as opposed to some other type of tile or flooring material because we believe that it is new and innovative construction material, we believe that it has true white color, high hardness and ware resistance as it made under extremely high temperature. We anticipate that crystal white floor tile will become very popular flooring material. We will offer two sizes, 24" x 24" x 3/4’’ and 32" x 32" x 3/4".

Marketing

We intend to enter into agreements with numerous local flooring distributors, home building and restoration stores, developers and homebuilders who can order crystal white glass floor tile from us. As of today, we have not identified any potential counterparties to these agreements and we have not entered into any discussions with contractors and homebuilders. The price for competing products currently available on the market such us white marble floor tile is higher than price for crystal white glass floor tile. However, if our competitors offer discounts on certain products in the future, we will need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We plan to develop a website to market and display our products. As of the date of this prospectus we have not yet identified or registered any domain names for our website. To accomplish this, we plan to contract an independent web designing company. Our website will describe our product in detail, show our contact information, and include some general information and pictures of crystal white glass floor tile.  We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words and metatags, and utilizing link and banner exchange options. We intend to promote our website by displaying it on our promotion materials. We will use the following online marketing tools to direct traffic to our website and identify potential customers:

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Banner advertising: New technologies have given to online advertisement customization capabilities when it comes to banner advertising. Advertisers now have the ability to have their banner ads appear on pages devoted to certain types of content. We can have our ad appear on a site only when it is presenting an article on the architectural design industry. We can also use geo-targeting tactics. By tracking the IP address of the user, we can have ads appear before those in a location we are targeting.

Pay Per Click: Pay-Per-Click allows us to create a small text ad, and then have that ad appear on screen when the user is searching on keyword relating to our business. Google and its AdWords program is currently the leader in this space, with Yahoo! and Microsoft in second and third place respectively. With Pay-Per-Click our ad appears in the Sponsored Links section of the search results page.

Organic Search: The remainder of the search results page is made up of organic or "natural" search results. These listings are generated based on the HTML tags and relevant content found in a website. By specifically tailoring these elements, we can focus on particular audiences in a similar fashion as Pay-Per-Click.

We also plan to attend trade shows in construction industry to showcase our product with a view to find new customers. We will intend to continue our marketing efforts during the life of our operations. We intend to spend from $2,500 to $34,000 on marketing efforts during the first year. There is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Potential Customers

Our President and Director, Elizaveta Padaletc will market our product and negotiate with potential customers. We intend to develop and maintain a database of potential customers who may want to buy crystal white glass floor tile from us. We will follow up with these clients periodically and offer them free samples, presentations and special discounts from time to time. We plan to attend trade shows in our industry to showcase our product with a view to find new customers. If we raise at least $35,000 in this offering, we plan to hire sales representatives to find potential customers. We will charge our clients wholesale prices for our product. Retailers and distributors will resell our product at retail prices which are typically 25%-40% higher. We cannot guarantee that we will be able to find successful contracts with the potential customers who will buy our crystallized glass tile, in which case our business may fail and we will have to cease our operations. We expect that our potential clients will consist of the following:

1. Flooring material distributors;

2. Specialized home building and restoration stores;

3. Chain stores that sell various types of building materials;

4. Contractors, homebuilders and developers.

Competition

The building products distribution industry is extremely fragmented and competitive. Competitors will include companies with substantial customer bases and working history. Artec Consulting Corp. has not yet entered the market and has no market penetration to date. Once we have entered the market, we will be one of many participants in the business floor tile distribution. Many established, yet well financed entities are currently active in the floor tile distribution business. Nearly all Artec Consulting Corp.'s competitors have significantly greater financial resources, technical expertise, and managerial capabilities than Artec Consulting Corp. We are, consequently, at a competitive disadvantage in being able to sell our crystal white glass floor tile. Therefore, Artec Consulting Corp. may not be able to establish itself within the industry at all.

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While we have plans for marketing and sales, there can be no assurance that such efforts will be successful. There can be no assurance that our product will gain wide acceptance in its target market or that we will be able to effectively market our services. Additionally, we are a newly-formed, development stage company with no prior experience in our industry. We are entirely dependent on the services of our sole officer and director, Elizaveta Padaletc, to build our customer base. Our company has no prior experience which it can rely upon in order to garner its first prospective customers to use our cervices.

Agreement with our supplier

On January 4, 2013 we signed a Marketing and Sales Distribution Agreement with Guangdong Stone Trading Co., Ltd. a private Chinese company. The agreement with Guangdong Stone Trading Co., Ltd. contains the following material terms:

1.

The Supplier desires to grant to the Distributor the exclusive right to market, sell and distribute the Product in Europe.

2.

The Term of the Agreement shall be for a period of 1 (one) year, commencing on January 4, 2013. The Agreement may be extended by mutual written consent of the parties.

3.

Termination of Agreement: Notwithstanding anything to the Contrary in Section 2, the rights granted to the Distributor under this Agreement shall terminate upon the occurrence of any the following events:  1) the Distributor fails to sell a minimum of $100,000 (one hundred thousand dollars) of Product during the first year; or 2) the Distributor fails to increase the sale of the Product by a minimum of 20 percent each following year.

4.

The Distributor will pay 30% fee as advance and 70% within 7 days after the Product is loaded, departed from the sea & B/L is sent. Payment will be made through wire transfer, directly to the Seller’s Account.

5.

The Distributor and Supplier have established a base net sales price list (“Base Price List “) which is attached to the Agreement as Exhibit A.

6.

All amounts due under this contract shall be paid in full without any deduction or withholding other than is required by law and Distributor shall not be entitled to assert any credit setoff or counterclaim against Seller in order to justify withholding payment of any such amount in whole or part

7.

Prices are fixed as specified in Pro forma invoice and Commercial invoice; it accompanies each batch of the goods. Price includes packaging, normal marks, loading, export custom charges.

8.

The delivery of the Product shall be Free on Board (FOB) basis – as per INCOTERMS 2010 or latest version available – pumped in ship’s manifold, Guangzhou (local) Port, China. Delivery of goods will be carried out in separate batches as per the pro forma invoice. The Seller will be responsible to deliver each batch of goods no later than 30 days, after the receipt of advance payment.

9.

Quality Analysis to be based on samples. Acceptance of the goods on quality is made within 20 days from the moment of reception of the goods in a warehouse of the final buyer.

10.

All costs, duties, audit taxes related to cargo at the loading port at time of shipment, shall be for Seller’s account.

A copy of the Marketing and Sales Distribution Agreement filed as Exhibit 10.1 to this registration statement. As of today we do not plan to retain other suppliers. If Guangdong Stone Trading Co., Ltd. decreased or terminated its relationship with us our business would likely fail if we are unable to find a substitute for that company.

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Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees

We are a development stage company and currently have no employees, other than our sole officer, Elizaveta Padaletc.

Offices

Our business office is located at Allmandring str. 22d - 31, Stuttgart, Germany 70569.  This is the office provided by our President and Director, Elizaveta Padaletc. Our phone number is (702) 879-4245. We do not pay any rent to Ms. Padaletc and there is no agreement to pay any rent in the future. We believe that our current space is sufficient for our operations.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

During the past ten years,  none of the following  occurred  with respect to the President of the Company:  (1) any bankruptcy  petition filed by or against any business of which such person was a general  partner or executive  officer  either at the time of the  bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding  (excluding traffic violations and other minor offenses);  (3) being subject to any order,  judgment or decree, not subsequently  reversed,  suspended or vacated, of any court of any competent jurisdiction,  permanently  or  temporarily  enjoining,  barring,  suspending or otherwise  limiting  his  involvement  in any type of  business,  securities  or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action),  the SEC or the commodities  futures trading commission to have violated a federal or state  securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Elizaveta Padaletc Allmandring str. 22d - 31, Stuttgart, Germany 70569	34	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Elizaveta Padaletc has acted as our President, Treasurer, Secretary and sole Director since our incorporation on August 6, 2012. Ms. Padaletc owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Ms. Padaletc was going to be our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. This decision did not in any manner relate to Ms. Padaletc’s previous employments.  Ms. Padaletc’s previous experience, qualifications, attributes or skills were not considered when she was appointed as our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. From 2006 she has been self-employed and involved in consulting in international trade. Ms. Padaletc has been consulting companies, involved in importing goods from China. In the last five years, she has provided consulting services in importing sanitary engineering equipment, water supply and sewerage materials for Aquaden LLC, Na Volne LLC, Santex LLC and SanDecor LLC. She helped to find distributers and manufactures of certain goods in China, helped in logistics and custom clearance. Ms. Padaletc intends to devote 20 hours a week of her time to planning and organizing activities of Artec Consulting Corp. Once we expand operations, and are able to attract more customers to purchase our product, Ms. Padaletc has agreed to commit more time as required. Because Ms. Padaletc will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

During the past ten years, Ms. Padaletc has not been the subject to any of the following events:

    1. Any bankruptcy petition filed by or against any business of which Ms. Padaletc was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

    2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Padaletc’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.  Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.  Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.  Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.  Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until her respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Elizaveta Padaletc, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on August 6, 2012until January 31, 2013:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Elizaveta Padaletc, President, Secretary and Treasurer	August 6, 2012 to January 31, 2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officer.

Ms. Padaletc currently devotes approximately twenty hours per week to manage the affairs of the Company. She has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

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Director Compensation

The following table sets forth director compensation as of January 31, 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Elizaveta Padaletc	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Elizaveta Padaletc will not be paid for any underwriting services that she performs on our behalf with respect to this offering.

Other than Ms. Padaletc’ purchase of founders shares from the Company as stated below, there is nothing of value (including money, property, contracts, options or rights of any kind), received or to be received, by Ms. Padaletc, directly or indirectly, from the Company.

On October 25, 2012, we issued a total of 7,000,000 shares of restricted common stock to Elizaveta Padaletc, our sole officer and director in consideration of $7,000. Further, Ms. Padaletc has advanced funds to us. As of January 31, 2013, Ms. Padaletc advanced us $114. Ms. Padaletc will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Padaletc. Ms. Padaletc will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Ms. Padaletc does not bear interest. There is no written agreement evidencing the advancement of funds by Ms. Padaletc or the repayment of the funds to Ms. Padaletc. The entire transaction was oral. Ms. Padaletc is providing us office space free of charge and we have a verbal agreement with Ms. Padaletc that, if necessary, she will loan the company funds to complete the registration process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially (1) as of April 3, 2013 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Elizaveta Padaletc Allmandring str. 22d - 31, Stuttgart, Germany 70569	7,000,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As of April 3, 2013, there were 7,000,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 7,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. As we are a “shell company” as that term is defined by the applicable federal securities laws, because of the nature and amount of our assets and our very limited operations, applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities can not sell those securities in reliance on Rule 144.  As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule).  For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

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PLAN OF DISTRIBUTION

We are registering 5,000,000 shares of our common stock for sale at the price of $0.02 per share.

This is a self-underwritten offering, and Ms. Elizaveta Padaletc, our sole officer and director, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to her for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  In offering the securities on our behalf, she will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.  Ms. Elizaveta Padaletc will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1. Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

2. Our sole officer and director will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Our sole officer and director is not, nor will she be at the time of her participation in the offering, an associated person of a broker-dealer; and

4. Our sole officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) she is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).  Under Paragraph 3a4-1(a)(4)(iii), our sole officer and director must restricts her participation to any one or more of the following activities:

(A) Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by her of a potential purchaser; provided, however, that the content of such communication is approved by our sole officer and director;

(B) Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

(C) Performing ministerial and clerical work involved in effecting any transaction.

Our sole officer and director does not intend to purchase any shares in this offering.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Regulation M

Our officer and director, who will offer and sell the shares, is aware that she is required to comply with the provisions of Regulation M, promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officer and director, sales agent, any broker-dealer or other person who participate in the distribution of shares in this Offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the  distribution until the entire distribution is complete.

Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Our offering is being conducted on a self-underwritten, best efforts basis, which means our President, Elizaveta Padaletc, will attempt to sell the shares. Regulation M prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.  Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. Ms. Padaletc is aware that she is required to comply with the provisions of Regulation M .

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

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STATE SECURITIES - BLUE SKY LAWS

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common  stock may also be  restricted  under the  securities  or  securities regulations  laws  promulgated  by  various  states and  foreign  jurisdictions, commonly  referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities  registered  hereunder have not been  registered for resale under the blue sky laws of any state,  the  holders of such  shares  and  persons  who desire to purchase them in any trading  market that might develop in the future, should be aware that there may be significant  state  blue-sky law  restrictions upon the  ability of  investors  to sell the  securities  and of  purchasers  to purchase the  securities.  Accordingly, investors  may not be able to liquidate their  investments  and  should  be  prepared  to hold the  common  stock for an indefinite period of time.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Artec Consulting Corp. has complied. In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-

execute and deliver a subscription agreement; and

-

deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Artec Consulting Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of April 3, 2013, there were 7,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Elizaveta Padaletc owns 7,000,000.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

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PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with Artec Consulting Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Ronald R. Chadwick, P.C., our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Ronald R. Chadwick, P.C. has presented its report with respect to our audited financial statements.

LEGAL MATTERS

Scott Olson, Esq., 274 Broadway, Costa Mesa, CA 92627, has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is January 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Ronald R. Chadwick, P.C.

     Our financial statements from inception to January 31, 2013, immediately follow:

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RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado  80014

Telephone (303)306-1967

Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Artec Consulting Corp.

Henderson, Nevada

I have audited the accompanying balance sheet of Artec Consulting Corp. (a development stage company) as of January 31, 2013, and the related statements of operations, stockholders' equity and cash flows for the period from August 6, 2012 (inception) through January 31, 2013. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Artec Consulting Corp. as of January 31, 2013, and the results of its operations and its cash flows for the period from August 6, 2012 (inception) through January 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has suffered a loss from operations and has limited working capital that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Ronald R. Chadwick, P.C.

RONALD R. CHADWICK, P.C.

Aurora, Colorado

 February 11, 2013

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ARTEC CONSULTING CORP (A DEVELOPMENT STAGE COMPANY) BALANCE SHEETS (AUDITED)
JANUARY 31, 2013
ASSETS
Current Assets
Cash	$ 4,073
Total current assets	4,073
Total assets	$ 4,073
LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Loan from shareholder	$ 114
Total current liabilities	114
Total liabilities	114

Stockholder’s Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
7,000,000 shares issued and outstanding	7,000
Additional paid-in-capital	-
Deficit accumulated during the development stage	(3,041)
Total stockholder’s equity	3,959
Total liabilities and stockholder’s equity	$ 4,073

The accompanying notes are an integral part of these financial statements.

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ARTEC CONSULTING CORP (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS (AUDITED)
For the period from inception (August 6, 2012) to January 31, 2013
Revenues	$ -
Expenses
General and administrative expenses	3,041
Net loss from operations	(3,041)
Net loss	$ (3,041)
Loss per common share – Basic and Diluted	-
Weighted Average Number of Common Shares Outstanding-Basic and Diluted	3,871,508

The accompanying notes are an integral part of these financial statements.

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ARTEC CONSULTING CORP (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDER’S EQUITY For the period from inception (AUGUST 6, 2012) to JANUARY 31, 2013
	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated during development stage	Total
Balance at inception	-	$ -	$ -	$ -	$ -
Common shares issued for cash at $0.001 on October 25, 2012	7,000,000	7,000	-	-	7,000
Net loss				(3,041)	(3,041)
Balance as of January 31, 2013	7,000,000	$ 7,000	$ -	$ (3,041)	$ 3,959

The accompanying notes are an integral part of these financial statements.

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ARTEC CONSULTING CORP (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CASH FLOWS (AUDITED)
For the period from inception (August 6, 2012) to January 31, 2013
Operating Activities
Net loss	$ (3,041)
Net cash used in operating activities	(3,041)
Financing Activities
Proceeds from sale of common stock	7,000
Proceeds from loan from shareholder	114
Net cash provided by financing activities	7,114
Net increase in cash and equivalents	4,073
Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$ 4,073
Supplemental cash flow information:
Cash paid for:
Interest	-
Taxes	-

The accompanying notes are an integral part of these financial statements.

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ARTEC CONSULTING CORP

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS (AUDITED)

JANUARY 31, 2013

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

Organization and Description of Business

ARTEC CONSULTING CORP (the “Company”) was incorporated under the laws of the State of Nevada on August 6, 2012 and intends to commence operations in the business of distribution of crystal white glass floor tile. The Company is in the development stage as defined under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915-205 "Development-Stage Entities.”  Since inception through January 31, 2013 the Company has not generated any revenue and has accumulated losses of $3,041.

NOTE 2 – GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred a loss since inception resulting in an accumulated deficit of $3,041 as of January 31, 2013 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted January 31 fiscal year end.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At January 31, 2013 the Company's bank deposits did not exceed the insured amounts.

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Basic and Diluted Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during the period ended January 31, 2013.

Impairment of Long-Lived Assets

The Company, when applicable, continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Recent accounting pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

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Stock-Based Compensation

As of January 31, 2013 the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with SFAS ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured. No revenue has been earned since inception.

NOTE 4 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share. On October 25, 2012, the Company issued 7,000,000 shares of its common stock at $0.001 per share for total proceeds of $7,000.

NOTE 5 – INCOME TAXES

As of January 31, 2013 the Company had net operating loss carry forwards of $3,041 that may be available to reduce future years’ taxable income through 2032. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Components of net deferred tax assets, including a valuation allowance, are as follows at January 31, 2013.

2012
Deferred tax assets:
Net operating loss carry forward	$ 1,064
Total deferred tax assets	1,064
Less: valuation allowance	(1,064)
Net deferred tax assets	$ -

The valuation allowance for deferred tax assets as of January 31, 2013 was $1,064. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of January 31, 2013.

Reconciliation between the statutory rate and the effective tax rate is as follows at January 31, 2013:

2012
Federal statutory tax rate	(35.0)%
Change in valuation allowance	35.0%
Effective tax rate	-%

NOTE 6 – RELATED PARTY TRANSACTIONS

Since inception through January 31, 2013 the Director loaned the Company $114 to pay for bank expenses.  As of January 31, 2013, total loan amount was $114. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 7 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to January 31, 2013 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

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PROSPECTUS

5,000,000 SHARES OF COMMON STOCK

ARTEC CONSULTING CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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